UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 20, 1997


                              WELDOTRON CORPORATION
             (Exact name of registrant as specified in its charter)


New Jersey                                  1-8381                   22-1602728
(State or other jurisdiction                (Commission           (IRS Employer
of incorporation)                           File Number)     Identification No.)


1532 South Washington Avenue
Piscataway, New Jersey                                                    08855
(Address of principal executive offices)                              (Zip Code)


                                 (908) 752-6700
              (Registrant's telephone number, including area code)


         ______________________________________________________________
         (Former name or former address, if changed since last report.)

Item 4.  Change in Registrant's Certifying Accountant

On February 20, 1997, the Board of Directors of Weldotron Corporation approved BDO Seidman, LLP as its certifying accountant for the year ending February 28, 1997. On February 20, 1997, management informed the former accountant, Deloitte and Touche LLP, that it had been dismissed. Except as stated immediately below, there was no adverse opinion, disclaimer of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the report of Deloitte and Touche LLP on the Registrant's financial statements for the fiscal year ended February 29, 1996. The report of Deloitte and Touche LLP on the Registrant's financial statements for the fiscal year ended February 29, 1996 was modified with respect to uncertainty regarding the Registrant's ability to continue as a going concern based on recurring losses from operations experienced at the time. There were no reportable disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure leading to their dismissal. No event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within the Company's fiscal years ending February 28, 1995, February 29, 1996, or the period from March 1, 1996 through February 20, 1997.

Item 7.  Financial Statements and Exhibits

         Letter from Deloitte and Touche LLP to Michael McKee with a copy to the Office of the Chief Accountant at the Securities and Exchange Commission dated February 20, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     WELDOTRON CORPORATION
                                                     (Registrant)

Dated:  February 25, 1997                            /s/ Michael McKee
                                                     Michael McKee
                                                     Vice President of Finance